Exhibit 99.1

News Release

Ashland reports preliminary financial results for fourth quarter of fiscal 2019

•	Sales of $609 million, down 9% versus prior-year quarter
•	Net income of $411 million, or $6.71 per diluted share
•	Income from continuing operations of $27 million, or $0.44 per diluted share
•	Adjusted income from continuing operations of $47 million, or $0.77 per diluted share
•	Adjusted EBITDA of $150 million

COVINGTON, KENTUCKY, November 18, 2019 – Ashland Global Holdings Inc. (NYSE: ASH), a premier global specialty materials company serving customers in a wide range of consumer and industrial markets, today announced preliminary1 financial results for the fourth quarter of fiscal 2019 ended September 30, 2019.

Sales were $609 million, down 9 percent versus the prior-year quarter, driven primarily by challenged results at Pharmachem and Personal Care, plus weaker industrial end-market demand within the Specialty Ingredients segment. Income from continuing operations was $27 million, up $29 million versus the prior-year quarter, or $0.44 per diluted share, up $0.47 from the prior-year quarter. Adjusted income from continuing operations was $47 million, up 4 percent versus the prior-year quarter, or $0.77 per diluted share, up 8 percent from the prior-year quarter. Adjusted EBITDA was $150 million, up 6 percent versus the prior-year quarter due to lower selling, general and administrative (“SG&A”) costs primarily resulting from the ongoing cost-reduction program.

In fiscal year 2019, Ashland sales were $2.5 billion, down 4 percent versus the prior year. Net income was $505 million, up 343 percent versus the prior year, driven by lower costs from the cost-restructuring program. Operating income margins improved 280 basis points and operating income increased 6 percent when compared to fiscal year 2018.

Bill Wulfsohn, Ashland’s chairman and chief executive officer said, “During the quarter and fiscal year, we faced more challenging external conditions than anticipated. Despite these challenges, during fiscal year 2019 we took action to grow adjusted earnings per share by 14 percent, improve adjusted EBITDA margins by 140 basis points and increase adjusted EBITDA by 3 percent. These gains were primarily driven by the impact of Ashland’s $120 million cost-reduction program.”

He continued, “In addition, during the quarter we also completed the sale of the Composites business and Marl BDO facility while reducing debt by $940 million. The sale completes the company’s decade-long journey to become a pure-play specialty ingredients company.”

Regarding the recently announced leadership transition, Mr. Wulfsohn added, “I thank the Ashland team for their support and hard work which was essential to all we have accomplished over the past five years. Together we have created a premier specialty ingredients company. Now is the right time for a leadership change and I am confident that Guillermo Novo is the right chairman and CEO to lead the Ashland team on its journey to realize the company’s full potential.”

Guillermo Novo, current Ashland director and incoming chairman and CEO said, “I am incredibly excited to join the Ashland team and have already been hard at work. I want to thank Bill for all of his support during this transition and I look forward to sharing my initial thoughts on the journey ahead during our conference call with securities analysts tomorrow morning.”

Reportable Segment Performance

To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis. In addition, EBITDA, or adjusted EBITDA, is reconciled to operating income in Table 5, free cash flow and adjusted operating income are reconciled in Table 7, and adjusted income from continuing operations and adjusted diluted earnings per share are reconciled in Table 8 of this news release. These adjusted results are considered non-GAAP financial measures.  For a full description of the non-GAAP financial measures used, see the “Use of Non-GAAP Measures” section that further describes these adjustments below.

Specialty Ingredients

Sales were $579 million, down 9 percent from the prior-year quarter, due to challenged results at Pharmachem and Personal Care, plus weaker industrial end-market demand. Unfavorable foreign currency reduced sales by 1 percent.

Operating income was $92 million, consistent with the prior-year quarter. Adjusted EBITDA was $152 million, down 5 percent from the prior-year quarter, as lower sales and gross profit were partially offset by lower SG&A costs.

Intermediates & Solvents

Sales were $30 million, down 3 percent from the prior-year quarter, due to changing market-demand dynamics.

Operating income was $6 million, consistent with the prior-year quarter. Adjusted EBITDA was $9 million, consistent with the prior-year quarter, as lower pricing was offset by favorable raw-material costs.

Unallocated & Other

Unallocated & other expense was $13 million, compared to $94 million in the prior-year quarter, primarily due to lower restructuring and environmental expenses. Adjusted unallocated & other expense was $13 million, compared to $28 million in the prior-year quarter, primarily due to lower costs from the ongoing cost-reduction program.

Fiscal Year 2019 Results Summary

During fiscal year 2019, Ashland generated sales of $2.5 billion, down 4 percent compared to the prior year. Strong results in Pharma and consistent results in Coatings and Adhesives were more than offset by the Colgate-Gantrez reformulation within Personal Care, challenges at Pharmachem and general weakness throughout the year in industrial end markets.

Net income was $505 million compared to $114 million in the prior fiscal year. Adjusted EBITDA was $532 million, up from $515 million in the prior year, driven by lower costs from the cost-restructuring program.

Outlook

Incoming Chairman and CEO Guillermo Novo will provide commentary on the outlook for Ashland during the conference call with securities analysts on Tuesday, November 19, 2019.

Conference Call Webcast

Ashland will host a live webcast of its fourth-quarter conference call with securities analysts at 9 a.m. EST Tuesday, November 19, 2019. The webcast will be accessible through Ashland’s website at http://investor.ashland.com and will include a slide presentation. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures

Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income, operating income, net income margin and operating income margin. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes. EBITDA margin and adjusted EBITDA margin are defined as EBITDA and adjusted EBITDA divided by sales for the corresponding period.

Key items, which are set forth on Table 8 of this release, are defined as financial effects from significant transactions that, either by their nature or amount, have caused short-term fluctuations in net income and/or operating income which Ashland does not consider to most accurately reflect Ashland’s underlying business performance and trends.  Further, Ashland believes that providing supplemental information that excludes the financial effects of these items in the financial results will enhance the investor’s ability to compare financial performance between reporting periods.

Tax-specific key items, which are set forth on Table 8 of this release, are defined as financial transactions, tax law changes or other matters that fall within the definition of key items as described above.  These items relate solely to tax matters and would only be recorded within the income tax caption of the Statement of Consolidated Income.  As with all key items, due to their nature, Ashland does not consider the financial effects of these tax-specific key items on net income to be the most accurate reflection of Ashland’s underlying business performance and trends.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted diluted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing earnings and diluted earnings per share metrics that exclude the effect of the identified key items and tax specific key items.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty materials company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, nutraceuticals, personal care and pharmaceutical. At Ashland, we are approximately 4,700 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. These statements include, but may not be limited to Ashland’s assessment on its progress towards becoming a premier specialty materials company; and its expectations regarding its ability to drive sales and earnings growth and realize further cost reductions.

Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the program to eliminate certain existing corporate and Specialty Ingredients expenses (including the possibility that such cost eliminations may not occur or may take longer to implement than anticipated), the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters); and without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

1Financial results are preliminary until Ashland’s Form 10-K is filed with the SEC

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:	Media Relations:
Seth A. Mrozek	Joy Brock
+1 (302) 594-5010	+1 (859) 815-3793
samrozek@ashland.com	jlbrock@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED INCOME (LOSS) (In millions except per share data - preliminary and unaudited)	Table 1

	Three months ended		Year ended
	September 30		September 30
	2019	2018	2019	2018

Sales	$609	$667	$2,493	$2,589
Cost of sales	400	436	1,726	1,726
GROSS PROFIT	209	231	767	863
Selling, general and administrative expense	109	211	539	692
Research and development expense	15	17	66	73
Equity and other income	-	1	4	4
OPERATING INCOME	85	4	166	102
Net interest and other expense	26	25	99	102
Other net periodic benefit income (costs)	(11)	14	5	15
Net income (loss) on acquisitions and divestitures	1	-	(2)	(4)
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	49	(7)	70	11
Income tax expense (benefit)	22	(5)	46	(8)
INCOME (LOSS) FROM CONTINUING OPERATIONS	27	(2)	24	19
Income from discontinued operations (net of income taxes)	384	11	481	95
NET INCOME	$411	$9	$505	$114

DILUTED EARNINGS PER SHARE
Income (loss) from continuing operations	$0.44	$(0.03)	$0.39	$0.29
Income from discontinued operations	6.27	0.18	7.64	1.50
Net income	$6.71	$0.15	$8.03	$1.79

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	61	63	63	64

SALES
Specialty Ingredients	$579	$636	$2,382	$2,470
Intermediates and Solvents	30	31	111	119
	$609	$667	$2,493	$2,589

OPERATING INCOME (LOSS)
Specialty Ingredients	$92	$92	$272	$314
Intermediates and Solvents	6	6	16	17
Unallocated and other	(13)	(94)	(122)	(229)
	$85	$4	$166	$102

(a)

As a result of the loss from continuing operations for the three months ending September 30, 2018, the effect of the share-based awards convertible to common shares would be anti-dilutive. In accordance with U.S. GAAP, these shares have been excluded from the diluted earnings per share calculation for this period.

Ashland Global Holdings Inc. and Consolidated Subsidiaries CONDENSED CONSOLIDATED BALANCE SHEETS (In millions - preliminary and unaudited)	Table 2

	September 30	September 30
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$232	$294
Accounts receivable	481	522
Inventories	597	596
Other assets	64	60
Held for sale	59	240
Total current assets	1,433	1,712

Noncurrent assets
Property, plant and equipment
Cost	3,165	3,172
Accumulated depreciation	1,588	1,526
Net property, plant and equipment	1,577	1,646

Goodwill	2,253	2,304
Intangibles	1,088	1,185
Restricted investments	310	312
Asbestos insurance receivable	157	179
Deferred income taxes	23	28
Other assets	410	416
Held for sale	-	477
Total noncurrent assets	5,818	6,547

Total assets	$7,251	$8,259

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$166	$254
Trade and other payables	313	331
Accrued expenses and other liabilities	271	328
Held for sale	7	163
Total current liabilities	757	1,076

Noncurrent liabilities
Long-term debt	1,501	2,275
Asbestos litigation reserve	555	612
Deferred income taxes	264	286
Employee benefit obligations	150	156
Other liabilities	453	422
Held for sale	-	26
Total noncurrent liabilities	2,923	3,777

Stockholders' equity	3,571	3,406

Total liabilities and stockholders' equity	$7,251	$8,259

Ashland Global Holdings Inc. and Consolidated Subsidiaries STATEMENTS OF CONSOLIDATED CASH FLOWS (In millions - preliminary and unaudited)	Table 3

	Three months ended		Year ended
	September 30		September 30
	2019	2018	2019	2018
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS
Net income	$411	$9	$505	$114
Income from discontinued operations (net of taxes)	(384)	(11)	(481)	(95)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	64	68	289	277
Original issue discount and debt issuance cost amortization	7	2	13	8
Deferred income taxes	19	(97)	20	(100)
Equity income from affiliates	-	(1)	-	-
Distributions from equity affiliates	-	-	-	1
Stock based compensation expense	5	7	21	27
Excess tax benefit on stock based compensation	9	-	11	4
Loss (income) from restricted investments	(7)	(4)	(17)	(14)
Net (income) loss on acquisitions and divestitures	-	-	-	1
Impairments	-	16	8	16
Pension contributions	(1)	(1)	(5)	(9)
Loss (gain) on pension and other postretirement plan remeasurements	11	(14)	(7)	(14)
Change in operating assets and liabilities (a)	1	174	(129)	25
Total cash flows provided (used) by operating activities from continuing operations	135	148	228	241
CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(52)	(69)	(154)	(157)
Proceeds from disposal of property, plant and equipment	4	3	9	4
Purchase of operations - net of cash acquired	-	-	(2)	(11)
Proceeds from sale or restructuring of operations	-	5	-	6
Life insurance payments	-	-	-	(37)
Net purchase of funds restricted for specific transactions	(4)	-	(7)	(10)
Reimbursements from restricted investments	7	8	32	33
Proceeds from sale of securities	192	8	348	26
Purchases of securities	(192)	(8)	(348)	(26)
Proceeds from the settlement of derivative instruments	2	-	6	1
Payments for the settlement of derivative instruments	-	(1)	(2)	(3)
Total cash flows provided (used) by investing activities from continuing operations	(43)	(54)	(118)	(174)
CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS
Proceeds from issuance of long-term debt
Repayment of long-term debt	(788)	(176)	(797)	(311)
Premium on long-term debt repayment	-	-	-	-
Proceeds from (repayment of) short-term debt	(161)	172	(78)	15
Repurchase of common stock	-	-	(200)	-
Debt issuance costs	-	-	-	(2)
Cash dividends paid	(16)	(16)	(64)	(60)
Stock based compensation employee withholding taxes paid in cash	(2)	(1)	(10)	(10)
Total cash flows provided (used) by financing activities from continuing operations	(967)	(21)	(1,149)	(368)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	(875)	73	(1,039)	(301)
Cash provided (used) by discontinued operations
Operating cash flows	14	55	13	56
Investing cash flows	961	(14)	967	(28)
Financing cash flows
Effect of currency exchange rate changes on cash and cash equivalents	-	(2)	(3)	1
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	100	112	(62)	(272)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	132	182	294	566
CASH AND CASH EQUIVALENTS - END OF PERIOD	$232	$294	$232	$294

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$60	$64	$273	$252
Intermediates and Solvents	3	3	13	14
Unallocated and other	1	1	3	11
	$64	$68	$289	$277
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$45	$62	$137	$138
Intermediates and Solvents	3	2	7	5
Unallocated and other	4	5	10	14
	$52	$69	$154	$157
(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries INFORMATION BY INDUSTRY SEGMENT (In millions - preliminary and unaudited)	Table 4

	Three months ended		Year ended
	September 30		September 30
	2019	2018	2019	2018
SPECIALTY INGREDIENTS
Sales per shipping day	$9.0	$10.1	$9.4	$9.8
Metric tons sold (thousands)	80.0	84.6	317.2	324.7
Gross profit as a percent of sales (a)	34.7%	35.1%	31.1%	33.8%
INTERMEDIATES AND SOLVENTS
Sales per shipping day	$0.5	$0.5	$0.4	$0.5
Metric tons sold (thousands)	9.9	9.4	35.3	37.5
Gross profit as a percent of sales (a)	28.8%	26.3%	23.1%	23.0%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.

Ashland Global Holdings Inc. and Consolidated Subsidiaries RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA (In millions - preliminary and unaudited)	Table 5

	Three months ended
	September 30
Adjusted EBITDA - Ashland Global Holdings Inc.	2019	2018
Net income	$411	$9
Income tax expense	22	(5)
Net interest and other expense (income)	26	25
Depreciation and amortization (a)	64	67
EBITDA	523	96
Income from discontinued operations (net of taxes)	(384)	(11)
Loss (gain) on pension and other postretirement plan remeasurements	11	(14)
Net (income) loss on divestitures key items (see Table 6)	-	-
Operating key items (see Table 6)	-	71
Adjusted EBITDA	$150	$142

Adjusted EBITDA - Specialty Ingredients
Operating income	$92	$92
Add:
Depreciation and amortization (a)	60	63
Operating key items (see Table 6)	-	5
Adjusted EBITDA	$152	$160

Adjusted EBITDA - Intermediates and Solvents
Operating income	$6	$6
Add:
Depreciation and amortization	3	3
Operating key items (see Table 6)	-	-
Adjusted EBITDA	$9	$9

(a)	Depreciation and amortization excludes accelerated depreciation of $1 million for Specialty Ingredients for the three months ended September 30, 2018 which is included as a key item within this table.

Ashland Global Holdings Inc. and Consolidated Subsidiaries SEGMENT COMPONENTS OF KEY ITEMS FOR APPLICABLE INCOME STATEMENT CAPTIONS (In millions - preliminary and unaudited)	Table 6

	Three Months Ended September 30, 2019
	Specialty	Intermediates	Unallocated
	Ingredients	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$-	$-	$(1)	$(1)
Proxy costs	-	-	1	1
All other operating income (loss)	92	6	(13)	85
Operating income (loss)	92	6	(13)	85

NET INTEREST AND OTHER EXPENSE
Key items			1	1
All other net interest and other expense			25	25
			26	26

NET INCOME (LOSS) ON DIVESTITURES			1	1

OTHER NET PERIODIC BENEFIT INCOME (COSTS)
Key items			(11)	(11)
All other net periodic benefit income			-	-
			(11)	(11)
INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)			(3)	(3)
Tax specific key items (b)			11	11
All other income tax expense (benefit)			14	14
			22	22
INCOME (LOSS) FROM CONTINUING OPERATIONS	$92	$6	$(71)	$27

	Three Months Ended September 30, 2018
	Specialty	Intermediates	Unallocated
	Ingredients	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Operating key items:
Restructuring, separation and other costs	$(3)	$-	$(47)	$(50)
Asset impairments	(2)	-	(14)	(16)
Tax indemnity expense	-	-	(5)	(5)
All other operating income (loss)	97	6	(28)	75
Operating income (loss)	92	6	(94)	4

NET INTEREST AND OTHER EXPENSE			25	25

NET INCOME (LOSS) ON DIVESTITURES			-	-

OTHER NET PERIODIC BENEFIT INCOME (COSTS)
Key items			14	14
All other net periodic benefit costs			-	-
			14	14
INCOME TAX EXPENSE (BENEFIT)
Tax effect of key items (a)			(9)	(9)
Tax specific key items (b)			(1)	(1)
All other income tax expense (benefit)			5	5
			(5)	(5)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$92	$6	$(100)	$(2)

(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  See Table 8 for additional information.

Ashland Global Holdings Inc. and Consolidated Subsidiaries Table 7 RECONCILIATION OF CERTAIN NON-GAAP DATA (In millions - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
Free cash flows (a)	2019	2018	2019	2018
Total cash flows used by operating activities from continuing operations	$135	$148	$228	$241
Adjustments:
Additions to property, plant and equipment	(52)	(69)	(154)	(157)
Free cash flows (a)	$83	$79	$74	$84

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non-operational (if applicable).

	Three months ended		Year ended
	September 30		September 30
Adjusted operating income (loss)	2019	2018	2019	2018
Operating income (loss) (as reported)	$85	$4	$166	$102
Key items, before tax:
Restructuring, separation and other costs	1	50	90	91
Proxy costs	(1)	-	4	-
Asset impairments	-	16	-	16
Tax indemnity expense	-	5	6	5
Environmental reserve adjustments	-	-	15	43
Legal settlement/reserve	-	-	-	(5)
Unplanned plant shutdowns	-	-	2	-
Inventory fair value adjustment	-	-	-	-
Adjusted operating income (non-GAAP)	$85	$75	$283	$252

Ashland Global Holdings Inc. and Consolidated Subsidiaries	Table 8

RECONCILIATION OF CERTAIN NON-GAAP DATA

(In millions except per share data - preliminary and unaudited)

	Three months ended		Year ended
	September 30		September 30
	2019	2018	2019	2018
Income (loss) from continuing operations (as reported)	$27	$(2)	$24	$19
Key items, before tax:
Restructuring, separation and other costs	1	50	90	91
Proxy costs	(1)	-	4	-
Tax indemnity expense	-	5	6	5
Loss (gain) on pension and other postretirement plan remeasurements	11	(14)	(7)	(14)
Environmental reserve adjustments	-	-	15	44
Legal settlement	-	-	-	(5)
Unplanned plant shutdowns	-	-	2	-
Unrealized (gain) loss on securities	(5)	-	(7)	-
Asset Impairments	-	16	-	16
Debt refinancing costs	6	-	6	1
Net loss on acquisitions and divestitures	-	-	3	2
Key items, before tax	12	57	112	140
Tax effect of key items (a)	(3)	(9)	(14)	(30)
Key items, after tax	9	48	98	110
Tax specific key items:
Deferred tax rate changes	-	(9)	2	(139)
One-time transition tax	-	(15)	28	128
Uncertain tax positions	2	(24)	(6)	(26)
Restructuring and separation activity	13	36	12	36
Other tax reform related activity	(1)	11	(1)	11
Other	(3)	-	-	-
Tax specific key items (b)	11	(1)	35	10
Total key items	20	47	133	120
Adjusted income from continuing operations (non-GAAP)	$47	$45	$157	$139

	Three months ended		Year ended
	September 30		September 30
	2019	2018	2019	2018
Diluted EPS from continuing operations (as reported)	$0.44	$(0.03)	$0.39	$0.29
Key items, before tax:
Restructuring, separation and other costs	0.01	0.78	1.42	1.43
Proxy costs	(0.01)	-	0.07	-
Tax indemnity expense	-	0.08	0.10	0.08
Loss (gain) on pension and other postretirement plan remeasurements	0.18	(0.22)	(0.11)	(0.22)
Environmental reserve adjustments	-	-	0.24	0.68
Legal settlement	-	-	-	(0.07)
Unplanned plant shutdowns	-	-	0.03	-
Unrealized (gain) loss on securities	(0.07)	-	(0.11)	-
Asset Impairments	-	0.25	-	0.25
Debt refinancing costs	0.09	-	0.09	0.02
Net loss on acquisitions and divestitures	-	-	0.05	0.04
Key items, before tax	0.20	0.89	1.78	2.21
Tax effect of key items (a)	(0.05)	(0.13)	(0.22)	(0.47)
Key items, after tax	0.15	0.76	1.56	1.74
Tax specific key items:
Deferred tax rate changes	-	(0.14)	0.03	(2.18)
One-time transition tax	-	(0.22)	0.44	2.00
Uncertain tax positions	0.03	(0.39)	(0.09)	(0.39)
Restructuring and separation activity	0.21	0.56	0.19	0.56
Other tax reform related activity	(0.02)	0.17	(0.02)	0.17
Other	(0.04)	-	-	-
Tax specific key items (b)	0.18	(0.02)	0.55	0.16
Total key items	0.33	0.74	2.11	1.90
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.77	$0.71	$2.50	$2.19
(a)	Represents the tax effect of the key items that are previously identified above.
(b)

Represents key items resulting from tax specific financial transactions, tax law changes or other matters that fall within the definition of tax specific key items.  These tax specific key items included the following:

-

Deferred tax rate changes: Includes the impact from the remeasurement of Ashland’s domestic deferred tax balances resulting from the enactment of the Tax Cuts and Jobs Act (Tax Act) as well as the impact from rate changes for other jurisdictions.

-	One-time transition tax: Includes the one-time transition tax expense resulting from the enactment of the Tax Act.
-	Uncertain tax positions: Includes the impact from the settlement of uncertain tax positions with various tax authorities.
-

Restructuring and separation activity:  Includes the impact from company-wide restructuring activities. These adjustments related to various tax impacts including state tax costs, foreign tax costs and other tax account adjustments.

-	Other tax reform: Includes the impact of other items related to the Tax Act and other tax law changes enacted during 2018 and 2019.

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 9
RECONCILIATION OF CERTAIN NON-GAAP DATA
(In millions - preliminary and unaudited)
	Year Ended
	September 30
	2019	2018
Net income (loss)	$505	$114
Income tax expense (benefit)	46	(8)
Net interest and other financing expense	99	102
Depreciation and amortization (a)	250	263
EBITDA	900	471
Income from discontinued operations (net of taxes)	(481)	(95)
Key items included in EBITDA:
Restructuring, separation and other costs (b)	51	77
Proxy costs	4	-
Accelerated depreciation	39	14
Environmental reserve adjustments	15	44
Asset impairments	-	16
Tax indemnity expense	6	5
Net loss on acquisitions and divestitures (c)	3	2
Loss (gain) on pension and other postretirement plan remeasurements	(7)	(14)
Legal settlement/reserve	-	(5)
Unplanned plant shutdowns	2	-
Total key items included in EBITDA	113	139
Adjusted EBITDA (d)	$532	$515
(a)	Excludes $39 million and $14 million of accelerated depreciation during 2019 and 2018, respectively.
(b)	Includes impairments of $8 million during 2019.
(c)	Excludes expense of $3 million and $2 million during 2019 and 2018, respectively, related to ongoing adjustments of previous divestiture transactions.
(d)	Includes $9 million and $8 million during 2019 and 2018, respectively, of net period pension and other postretirement costs (income) recognized ratably throughout the fiscal year.